UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 12, 2010 (January 6, 2010)

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive Suite 720 McLean, VA 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

GTT executives made presentations to investors and analysts in meetings and in other forums using the slides as included in this Form 8-K as Exhibit 99.1.  Presentations will continue to be made using these slides, or modifications thereof, in connection with other presentations in the foreseeable future.

Information contained in this presentation is an overview and intended to be considered in the context of GTT's SEC filings and all other publicly disclosed information. We undertake no duty or obligation to update or revise this information. However, we may update the presentation periodically in a Form 8-K filing.

Forward-looking statements have been provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.  Do not rely on forward looking statements as the Company cannot predict or control many of the factors that ultimately may affect the Company’s ability to achieve the results estimated.  The Company makes no promise to update any forward looking statements whether as a result of changes in underlying factors, new information, future events or otherwise.

 (d)     Exhibits

Exhibit
Number	Description

99.1	Investor Relations Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 12, 2010

GLOBAL TELECOM & TECHNOLOGY, INC.

		By:	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Relations Presentation